                                                                    EXHIBIT 99.1

               COTT CORPORATION ANNOUNCES Q4 AND FULL YEAR RESULTS

-  REVENUE GROWS FOR 6TH YEAR; 2004 UP 16% TO $1.65 BILLION

-  EARNINGS PER SHARE $1.09

-  COMPANY CONFIRMS 2005 GUIDANCE WITH A "BACK-TO-BASICS" FOCUS

                        (All information in U.S. dollars)

TORONTO - JANUARY 28, 2005 - Cott Corporation (NYSE:COT; TSX:BCB) today reported results for the fourth quarter and full year ending January 1, 2005. The retailer brand soft drink manufacturer posted revenues for the full fiscal year 2004 of $1.65 billion, up 16% from 2003, with sales growth coming from the U.S., U.K. and Mexican business units. Net income was $78 million, up slightly from $77 million in the prior year. Earnings per diluted share for the year were $1.09, about the same as last year despite profit pressure from higher packaging and supply chain costs in the U.S. Fiscal year 2003 results reflected an additional week in the fourth quarter, which added $21 million in sales last year and $0.01 in diluted earnings per share. When the extra week is excluded, fiscal 2004 sales rose by 18%, up 13% without acquisitions and up 11% excluding foreign exchange as well.

"We continue to see strong long term sales and profit growth for Cott, despite weaker than expected profits in 2004," said John K. Sheppard, president and chief executive officer. "Our customers are growing, the demand for retailer brands is growing and we believe we now have the right plans in place to translate these continued top-line gains into shareowner value in 2005."

For the fourth quarter, the Company's sales totaled a record $369 million, 7% better than for the same period last year, up 14% excluding 2003's 53rd week, up 9% without acquisitions and up 6% excluding foreign exchange.

YEAR 2004

For the year ended January 1, 2005, sales reached $1.65 billion, up from $1.42 billion in the prior year. Cott's U.S. business unit led the Company's sales growth with an 18% improvement over prior year, up 20% excluding 2003's 53rd week and up 13% when acquisitions are also excluded. The U.K./Europe business unit was up 17%, 4% better excluding foreign exchange. International sales were up 45%, up 49% excluding foreign exchange, principally as a result of strong performance in Mexico where annual sales reached $41 million. In Canada, sales were down 1%, down 7% when foreign exchange is also excluded.

Gross margin for the year was 17.2% compared to 19.5% in prior year. Higher plant costs and increased freight and packaging costs contributed to this decline.

Operating income was $145 million, down 2.8% from prior year, down 1.6% excluding 2003's 53rd week. In the U.S., the Company's business unit reported a 3% decline in 2004 operating income and the Canadian unit was down 43%. The UK/Europe business unit had a 65% increase in operating income to $13 million, while International almost doubled from $5.7 million to $10.4 million.

Net income for the year was $78 million, up 1.2 % over prior year and up 2.1% when the 53rd week is also excluded. Earnings per diluted share were $1.09, flat with last year, up 1% excluding last year's extra week.

FOURTH QUARTER

Sales for the fourth quarter were $369 million up from $345 million last year. The Company's U.S. business unit led fourth quarter sales growth with an increase of 10%, up 17% excluding the 53rd week and up 10% excluding acquisitions as well. Sales in the U.K./Europe unit were up 6%, up 11% excluding the prior year's 53rd week, up 1% when foreign exchange is also excluded. International sales rose 20% to $15 million, of which sales in Mexico amounted to $11 million. The Canadian unit saw a 7% decline in sales, down 1 % excluding 2003's additional week, down 9% excluding foreign exchange also.

Gross margin of 15.4% compares to 19.8% for the fourth quarter last year. Higher plant costs as a result of lower manufacturing efficiencies in the U.S., together with packaging cost increases, were responsible for this decline.

Operating income for the fourth quarter was $23 million, compared to $33 million in the prior year, $31 million excluding 2003's extra week. Net income for the quarter was $11 million compared to $17 million in prior year, $16 million when the extra week in 2003 is excluded. Earnings per diluted share were $0.16 versus $0.23 for the same period last year, $0.22 excluding the extra week. Supplier rebates, partially offset by packaging price increases and the write down of the Company's investment in Iroquois Water, had a favourable impact $0.02 per diluted share in the quarter.

MANAGEMENT COMMENTS

Commenting further on the year ahead, Sheppard repeated the Company's previously announced guidance for 2005. Sales growth of 8 to 10% is anticipated, with EBITDA expected to be between $230 and $240 million (see below for discussion of EBITDA). Earnings per diluted share are expected to be in the range of $1.21 to $1.25 and capital spending is expected to be approximately $95 million.

The Company has already passed additional price increases through to customers in 2005 to help offset increased packaging and other commodity costs. At the same time, Cott has taken steps to reduce logistics expenses and improve efficiencies, including last year's acquisition of three new bottling facilities and installation of two new bottling lines. In addition, the Company continues to build management strength with the hiring of industry veteran Bob Flaherty, who took over as president of the U.S. business unit earlier this month.

"With a $229 million increase in sales this year, we struggled to meet the surge in demand from our customers," said Sheppard. "However, we remain committed to meeting and exceeding customers' expectations in 2005 as we focus on the same back-to-basics approach that has contributed to our significant growth over the past six years."

                                       ***
CONFERENCE CALL

Cott Corporation will host a conference call for investors and analysts today, Friday, January 28th 2005, at approximately 10 a.m. ET to discuss fourth quarter and year-end financial results.

For those who wish to listen to the presentation, there is a listen-only dial-in telephone line, which can be accessed as follows:

         North America:   800-796-7558

         International:   416-640-1907

WEBCAST

To access the conference call over the Internet, investors, analysts and the public in general are invited to visit Cott's website at http://www.cott.com at least fifteen minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcasts, a replay will be available at Cott's website following the Conference Call through 12:00 noon ET on Thursday February 5, 2005. Fourth quarter and year-end 2004 supplementary financial information for the conference call is available in the Investor Relations/Financial Reports section of Cott's website.

ABOUT COTT CORPORATION

Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the United States, Canada and the United Kingdom.

NON-GAAP MEASURE

EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless,

Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets", a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of the Non-GAAP financial measures is available in the Investor Relations/Financial Reports section of Cott's website.

SAFE HARBOR STATEMENTS

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACTS:

Media Relations

Kerry Morgan             Tel: (416) 203-5613

Investor Relations

Edmund O'Keeffe          Tel: (416) 203-5617

COTT CORPORATION                                                       EXHIBIT 1
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS, U.S. GAAP)
UNAUDITED

                                                   FOR THE THREE MONTHS ENDED                     FOR THE YEARS ENDED
                                                   --------------------------                     -------------------
                                             JANUARY 1, 2005       JANUARY 3, 2004        JANUARY 1, 2005     JANUARY 3, 2004
                                             ---------------       ---------------        ---------------     ---------------
SALES                                           $   369.3             $   344.6             $   1,646.3         $   1,417.8
Cost of sales                                       312.5                 276.2                 1,362.6             1,141.0
                                                ---------             ---------             -----------         -----------

GROSS PROFIT                                         56.8                  68.4                   283.7               276.8

Selling, general and
  administrative expenses                            32.0                  32.9                   138.1               126.1
Unusual items                                         1.6                   2.6                     0.9                 1.8
                                                ---------             ---------             -----------         -----------

OPERATING INCOME                                     23.2                  32.9                   144.7               148.9

Other expense (income), net                          (0.4)                 (0.3)                   (0.1)                0.5
Interest expense, net                                 6.4                   6.4                    26.0                27.5
Minority interest                                     0.8                   1.1                     4.0                 3.2
                                                ---------             ---------             -----------         -----------

INCOME BEFORE INCOME TAXES AND EQUITY LOSS           16.4                  25.7                   114.8               117.7

Income taxes                                         (4.6)                 (9.0)                  (35.8)              (40.1)
Equity loss                                          (0.4)                 (0.1)                   (0.7)               (0.2)
                                                ---------             ---------             -----------         -----------

NET INCOME                                      $    11.4             $    16.6             $      78.3         $      77.4
                                                =========             =========             ===========         ===========

VOLUME - 8 OZ EQUIVALENT CASES                      247.1                 244.1                 1,147.8             1,012.5

NET INCOME PER COMMON SHARE
  Basic                                         $    0.16             $    0.24             $      1.10         $      1.12
  Diluted                                       $    0.16             $    0.23             $      1.09         $      1.09

COTT CORPORATION                                                      EXHIBIT 2
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF U.S. DOLLARS, U.S. GAAP)
UNAUDITED

                                                            FOR THE THREE MONTHS ENDED                FOR THE YEARS ENDED
                                                            --------------------------                -------------------
                                                       JANUARY 1, 2005       JANUARY 3, 2004     JANUARY 1, 2005   JANUARY 3, 2004
                                                       ---------------       ---------------     ---------------   ---------------
OPERATING ACTIVITIES
    Net income                                            $  11.4                $  16.6             $   78.3         $   77.4
    Depreciation and amortization                            15.3                   13.1                 60.0             51.0
    Amortization of financing fees                            0.2                    0.2                  0.7              1.7
    Deferred income taxes                                     2.4                   (0.5)                 9.1              9.6
    Minority interest                                         0.8                    1.1                  4.0              3.2
    Equity loss                                               0.4                    0.1                  0.7              0.2
    Non-cash unusual items                                    1.5                    2.0                  1.5              1.8
    Other non-cash items                                        -                    1.2                  0.8              1.6
    Net change in non-cash working capital                   (4.5)                   0.7                (52.4)            (3.8)
                                                          -------                -------             --------         --------

    Cash provided by operating activities                    27.5                   34.5                102.7            142.7
                                                          -------                -------             --------         --------

INVESTING ACTIVITIES
    Additions to property, plant and equipment              (13.1)                 (14.2)               (56.7)           (49.1)
    Acquisition of production capacity                          -                      -                 (3.8)               -
    Acquisitions and equity investments                     (16.9)                 (50.3)               (34.6)           (49.8)
    Notes receivable                                            -                      -                    -             (2.5)
    Other investing activities                               (2.1)                     -                  1.7             (0.4)
                                                          -------                -------             --------         --------

    Cash used in investing activities                       (32.1)                 (64.5)               (93.4)          (101.8)
                                                          -------                -------             --------         --------

FINANCING ACTIVITIES
    Payments of long-term debt                               (0.3)                  (2.0)                (3.5)           (90.2)
    Short-term borrowings                                     9.5                   36.1                 (7.0)            55.8
    Distributions to subsidiary minority shareowner          (1.6)                  (1.3)                (5.9)            (4.1)
    Issue of common shares                                    1.5                    5.6                 14.3             12.3
    Other financing activities                               (0.1)                  (0.1)                (0.4)            (0.4)
                                                          -------                -------             --------         --------

    Cash provided by (used in) financing activities           9.0                   38.3                 (2.5)           (26.6)
                                                          -------                -------             --------         --------

Effect of exchange rate changes on cash                       1.2                    0.7                  1.4              0.8
                                                          -------                -------             --------         --------

NET INCREASE IN CASH                                          5.6                    9.0                  8.2             15.1

CASH, BEGINNING OF PERIOD                                    21.0                    9.4                 18.4              3.3
                                                          -------                -------             --------         --------

CASH, END OF PERIOD                                       $  26.6                $  18.4             $   26.6         $   18.4
                                                          =======                =======             ========         ========

COTT CORPORATION                                                       EXHIBIT 3
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS OF U.S. DOLLARS, U.S. GAAP)

                                                    UNAUDITED         AUDITED
                                                JANUARY 1, 2005   JANUARY 3, 2004
                                                ---------------   ---------------
ASSETS

CURRENT ASSETS
Cash                                              $     26.6        $   18.4
Accounts receivable                                    184.3           148.8
Inventories                                            122.8            94.4
Prepaid and other assets                                 9.7             5.5
                                                  ----------        --------

                                                       343.4           267.1
PROPERTY, PLANT AND EQUIPMENT                          335.7           314.3
GOODWILL                                                88.8            81.6
INTANGIBLES AND OTHER ASSETS                           254.1           245.8
                                                  ----------        --------

                                                  $  1,022.0        $  908.8
                                                  ==========        ========

LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings                             $     71.4        $   78.1
Current maturities of long-term debt                     0.8             3.3
Accounts payable and accrued liabilities               145.2           140.5
                                                  ----------        --------

                                                       217.4           221.9
LONG-TERM DEBT                                         272.5           275.7
DEFERRED INCOME TAXES                                   51.0            40.5
                                                  ----------        --------

                                                       540.9           538.1

MINORITY INTEREST                                       23.8            25.6

SHAREOWNERS' EQUITY
Capital stock                                          287.0           267.9
Retained earnings                                      161.6            83.3
Accumulated other comprehensive income                   8.7            (6.1)
                                                  ----------        --------

                                                       457.3           345.1
                                                  ----------        --------

                                                  $  1,022.0        $  908.8
                                                  ==========        ========

COTT CORPORATION                                                      EXHIBIT 4
SEGMENT INFORMATION
(IN MILLIONS OF U.S. DOLLARS, U.S. GAAP)
UNAUDITED

                                  FOR THE THREE MONTHS ENDED             FOR THE YEARS ENDED
                                  --------------------------             -------------------
                              JANUARY 1, 2005  JANUARY 3, 2004     JANUARY 1, 2005   JANUARY 3, 2004
                              ---------------  ---------------     ---------------   ---------------
SALES
    USA                          $  260.2        $    237.6          $  1,199.0         $  1,016.6
    Canada                           45.0              48.2               189.5              191.0
    UK & Europe                      48.8              45.9               194.3              166.6
    International                    14.9              12.4                61.2               42.1
    Corporate                         0.4               0.5                 2.3                1.5
                                 --------        ----------          ----------         ----------

                                 $  369.3        $    344.6          $  1,646.3         $  1,417.8
                                 ========        ==========          ==========         ==========

OPERATING INCOME (LOSS)
    USA                          $   19.7        $     29.0          $    120.5         $    124.8
    Canada                            0.5               4.7                10.1               17.8
    UK & Europe                       2.9               1.1                12.7                7.7
    International                     2.0               1.2                10.4                5.7
    Corporate                        (1.9)             (3.1)               (9.0)              (7.1)
                                 --------        ----------          ----------         ----------

                                 $   23.2        $     32.9          $    144.7         $    148.9
                                 ========        ==========          ==========         ==========

COTT CORPORATION                                                       EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON GAAP MEASURES
(IN MILLIONS OF U.S. DOLLARS)
UNAUDITED

                                       FOR THE THREE MONTHS ENDED               FOR THE YEARS ENDED
                                       --------------------------               -------------------
                                    JANUARY 1, 2005  JANUARY 3, 2004     JANUARY 1, 2005   JANUARY 3, 2004
                                    ---------------  ---------------     ---------------   ---------------
NET INCOME                             $  11.4          $  16.6            $   78.3            $   77.4

  Depreciation and amortization           15.3             13.1                60.0                51.0
  Interest expense, net                    6.4              6.4                26.0                27.5
  Income taxes                             4.6              9.0                35.8                40.1
                                       -------          -------            --------            --------

EBITDA                                 $  37.7          $  45.1            $  200.1            $  196.0
                                       =======          =======            ========            ========

FOR THE YEAR ENDED DECEMBER 31, 2005 -- GUIDANCE

NET INCOME                                            $88 - $91

  Depreciation and amortization                          $69
  Interest expense, net                                  $30
  Income taxes                                        $43 - $50
                                                      -----------

EBITDA                                                $230 - $240
                                                      ===========

EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets," a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.

SAFE HARBOR STATEMENTS

This document contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.